Exhibit 99.2

LANTRONIX

accessmydevice

Applications
(vertical-specific software apps from OEMs / VARs)

Healthcare	Industrial	Security	Energy	IT / Data Center	Transportation	Government

Device Intelligence
Device diagnostics – Control & Automation – Status & Monitoring
Protocol Conversion - Upgrades & Configuration – Location & Tracking

Network Connectivity
Connection Set-up & Management – Device Access – Auditing – Traffic Management
Network Optimization – Encryption - Network Security/Authentication

Enablement Technology
Wireline – Wireless WAN – Wireless LAN – Wireless PAN

VALUE

Standards-based enterprise mechanisms
(SOA, XML, HL7, Web services, etc.) that allow
“backend” applications easy access to devices
Moving Up The Value Chain
October 2010 | Page * | © Lantronix 2010 - Confidential

What is AccessMyDevice.com?
 • Enterprise-grade, industrial strength remote access service.
 • “In the cloud” software-based solution
What does it do?
 • Allows users to easily and securely view, manage, control, and service virtually any PC, server, machine, or electronic device from a web browser.
Benefits
 •  Reduced service costs
 •  Remote manageability from anywhere with Internet access
 •  Easier to manage and configure than VPN
 •  No reconfiguration of network
 •  No opening up of ports / Safer than port forwarding
 •  Easy to use
Who is it for?
 • Users: Business and technology professionals.
 • Industries: Designed to work across all industries, all company sizes, in any location around the world.
Business Model
 • Low-cost, on-demand monthly subscription service
October 2010 | Page * | © Lantronix 2010 - Confidential
AccessMyDevice - Value Proposition

Competitors
Microprocessing
Lantronix
The Lantronix Solutions Architecture
External Products since 2009
Texas Instruments
Renesas
Others on a prioritized basis
Competitor 1
Competitor 2
Other existing / future comp
October 2010 | Page * | © Lantronix 2010 - Confidential
Embedded Products since 2009
All Future Products

LANTRONIX®

Clients
Smart Phone
PC
Laptop
SSL
SSL
Cloud Storage
Google App Engine
SSL
Device
RS-232
VIP Access - Secure Tunn
vip access

Ex: AccessMyDevice & Microprocessor
October 2010 | Page * | © Lantronix 2010 - Confidential
AccessMyDevice
Gateway
Microprocessor
with VIPAccess

AccessMyDevice - Applications
• Robotic Welding Machines
• Industrial Packaging
• Power Industry - Renewable Energy Metering
• Utility Metering
• Gas Station Metering/Credit Card Processing
• Inventory tracking & environmental monitoring
• Industrial Software for Machine Tools
• Automotive - Design Factory PC Access
• Transportation/Security- Remote Access to X-RAY systems
• Medical - Remote access to sterilization equipment
October 2010 | Page * | © Lantronix 2010 - Confidential

Additional Information

Lantronix, Inc. (the “Company”) has filed a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the Company’s annual meeting with the Securities and Exchange Commission.  Our stockholders are urged to read the definitive proxy statements when they become available, because they will contain important information.  Company stockholders may obtain, free of charge, copies of the definitive proxy statements (when they are available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company will be made available by the Company free of charge.   Lantronix, Inc. and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of the Company against the alternative proxy proposed by TL Investment GmbH.